Exhibit 10.3

June 26, 2013

Wausau Paper Corp.

100 Paper Place

Mosinee, WI 54455

Re:

Amendment No. 4 to Note Purchase and Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to that certain Note Purchase and Private Shelf Agreement, dated as of March 31, 2010 (as amended by Amendment No. 1 thereto, dated July 20, 2010, Amendment No. 2 thereto, dated July 20, 2011, and Amendment No. 3 thereto, dated January 31, 2012, the “Note Agreement”), between Wausau Paper Corp., a Wisconsin corporation (the “Company”), on one hand, and Prudential Investment Management, Inc. (“Prudential”), each of the Initial Purchasers listed in the Purchaser Schedule attached thereto and each other Prudential Affiliate as therein defined which becomes bound by certain provisions thereof as therein provided, on the other hand.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.

The Company has requested that Prudential and the holders of the Notes agree to the amendments to the Note Agreement as set forth below.  Subject to the terms and conditions hereof, Prudential and the undersigned holders of the Notes are willing to agree to the Company’s request.  Accordingly, and in accordance with the provisions of Section 17 of the Note Agreement, the parties hereto agree as follows:

SECTION 1.

Amendments.  Effective at the time provided in Section 3 hereof, the parties hereto agree that the Note Agreement is amended as follows:

1.1.

The following is added to the end of clause (c) of Section 10.8 of the Note Agreement:

“provided, however, that so long as (x) the assets subject to the Specialty Paper Disposition do not exceed 36 percent of Consolidated Total Assets and (y) at least $70,000,000 (or, if less, an amount equal to the aggregate amount of all Indebtedness of the Company outstanding under the Primary Credit Facility and all Indebtedness of the Company consisting of commercial paper issued by the Company) of the proceeds from the sale of the assets subject to the Specialty Paper Disposition are used to repay

Indebtedness of the Company outstanding under the Primary Credit Facility or Indebtedness of the Company consisting of commercial paper issued by the Company within 30 days after the date upon which the Specialty Paper Disposition is consummated, then the sale of such assets shall not be considered to be an Asset Disposition under this clause (c) and such assets shall be excluded from the definition of Consolidated Total Assets solely for the purposes of determining compliance with each of clauses (i) and (ii) of this Section 10.8(c) (but such assets shall not be excluded pursuant to this proviso in the definition of Consolidated Total Assets for any other purpose).”

1.2.

Schedule B to the Note Agreement is amended by adding the following definition thereto in proper alphabetical location:

“Specialty Paper Disposition” means Wausau Paper Mills, LLC’s sale of its specialty paper business and assets substantially defined as all specialty paper finished goods inventories, customer accounts receivable, intangible assets as well as substantially all plant, property, equipment, inventories and related assets at its facilities in Brainerd, Minnesota, Rhinelander, Wisconsin and Mosinee, Wisconsin.

SECTION 2.

Representations and Warranties.  The Company represents and warrants that (a) the execution and delivery of this letter has been duly authorized by all necessary corporate action on behalf of the Company and this letter has been executed and delivered by a duly authorized officer of the Company, (b) each representation and warranty set forth in Section 5 of the Note Agreement is true and correct as of the date of execution and delivery of this letter by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), (c) all necessary or required consents to this letter have been obtained and are in full force and effect, (d) both before and after giving effect to the amendments set forth in Section 1 hereof, no Event of Default or Default exists or has occurred and is continuing on the date hereof, and (e) the Company has not paid or agreed to pay, and will not pay or agree to pay, any other fees or other consideration for or with respect to the amendment to the Primary Credit Facility referred to in Section 3.1(ii) below, other than as set forth in Section 3(c) thereof.

SECTION 3.

Conditions Precedent.  The amendment in Section 1 hereof shall become effective upon the satisfaction of each of the following conditions:

3.1.

Documents.  Prudential and the holders of the Notes of original counterparts or, if satisfactory to Prudential and the Required Holder(s), certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to Prudential and the Required Holder(s), dated the date hereof unless otherwise indicated, and on the date hereof in full force and effect:

(i)

counterparts of this letter executed by the Company, Prudential, and the Required Holders; and

(ii)

a copy of an amendment to the Primary Credit Facility, executed by the Company and the requisite lenders thereunder, which amendment will, among other things, permit the Specialty Paper Disposition and reduce the maximum aggregate commitment of the lenders to provide revolving loans thereunder to $100,000,000, and the conditions precedent to the effectiveness of such amendment shall have been satisfied and such amendment shall be in full force and effect; and

3.2.

Amendment Fee.  Each holder of a Note shall have received payment of the amendment fee referred to in Section 4.

SECTION 4.

Amendment Fee.  In consideration of the execution and delivery of this letter by the holders of the Notes, the Company agrees to pay to each holder of a Note an amendment fee in an amount equal to .10% of the aggregate outstanding principal amount of the Notes held by such holder as of the date of this letter.  The amendment fee shall be paid in the same manner and to the same accounts as for payments of interest pursuant to the Note Agreement.

SECTION 5.

Reference to and Effect on Note Agreement; Ratification of Note Agreement.  Each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter.  Except as specifically set forth in Section 1 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.  Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Note Agreement or any Note, (b) operate as a waiver of any right, power or remedy of the holder of any Note, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement or Note at any time.  The execution, delivery and effectiveness of this letter shall not be construed as a course of dealing or other implication that Prudential or any holder of the Notes has agreed to or is prepared to grant any consents or agree to any waiver to the Note Agreement in the future, whether or not under similar circumstances.

SECTION 6.

Expenses.  The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by Prudential or any holder of any Note, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by Prudential or such holder in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby.  The obligations of Company under this Section 6 shall survive transfer by any holder of any Note and payment of any Note.

SECTION 7.

Governing Law.  THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

SECTION 8.

Counterparts; Section Titles.  This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this letter by facsimile shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[signature page follows]

Very Truly Yours,

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

THE PRUDENTIAL INSURANCE COMPANY

  OF AMERICA

PRUCO LIFE INSURANCE COMPANY

  OF NEW JERSEY

By:

JOSHUA SHIPLEY

Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By:

Prudential Investment Management, Inc.,

as investment manager

By:

JOSHUA SHIPLEY

Vice President

FORETHOUGHT LIFE INSURANCE COMPANY

UNITED OF OMAHA LIFE INSURANCE COMPANY

COMPANION LIFE INSURANCE COMPANY

By:

Prudential Private Placement Investors, L.P.

(as Investment Advisor)

By:

Prudential Private Placement Investors, Inc.

(as its General Partner)

By:

JOSHUA SHIPLEY

Vice President

Amendment No. 4 to Note Purchase and Private Shelf Agreement

Accepted and Agreed:

WAUSAU PAPER CORP.

By:

SHERRI L. LEMMER

Name:

Sherri L. Lemmer

Title:

SVP, CFO

CH2\13087392.5

Amendment No. 4 to Note Purchase and Private Shelf Agreement